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                                                                   Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95799) pertaining to the 1999 Stock Incentive Plan of Video Network Communications, Inc. of our report dated April 4, 2002 (except for
Note 16, as to which the date is May 17, 2002) with respect to the financial statements of Video Network Communications, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                                             Ernst & Young LLP

Manchester, New Hampshire
May 17, 2002